AMENDMENT

TO

TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment (“Amendment”) dated August 15, 2022 (“Effective Date”) is by and between Direxion Shares ETF Trust (the “Trust”) and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A.

BNY Mellon and the Trust entered into a Transfer Agency and Service Agreement dated as of September 25, 2008, as amended to date, (the “Agreement”) relating to BNY Mellon’s provision of services to each series identified on Appendix I (each a “Fund”).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Appendix I to the Agreement is hereby deleted in its entirety and replaced with Appendix I attached hereto.

2.	Miscellaneous.

(a)

Capitalized terms not defined in this Amendment shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, as to services described in this Amendment, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)

The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

(d)

This Amendment may be executed in one or more counterparts and such execution may occur by manual signature on a copy of the Amendment physically delivered, on a copy of the Amendment transmitted by facsimile transmission or on a copy of the Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of the Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

(e)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative designated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

DIREXION SHARES ETF TRUST
On behalf of each Fund identified on Appendix I attached to the Agreement

By:	/s/ Jake R. Behan
Name:	Jake R Behan
Title:	Head of Capital Markets

THE BANK OF NEW YORK MELLON

By:	/s/ Michael Spates
Name:	Michael Spates
Title:	Vice President

APPENDIX I

(Amended and Restated as of August 15, 2022)

Direxion Daily S&P 500® Bull 3X Shares

Direxion Daily S&P 500® Bear 3X Shares

Direxion Daily Mid Cap Bull 3X Shares

Direxion Daily Small Cap Bull 3X Shares

Direxion Daily Small Cap Bear 3X Shares

Direxion Daily MSCI Emerging Markets Bull 3X Shares

Direxion Daily MSCI Emerging Markets Bear 3X Shares

Direxion Daily FTSE China Bull 3X Shares

Direxion Daily FTSE China Bear 3X Shares

Direxion Daily MSCI India Bull 2X Shares

Direxion Daily Latin America Bull 2X Shares

Direxion Daily Energy Bull 2X Shares

Direxion Daily Energy Bear 2X Shares

Direxion Daily Financial Bull 3X Shares

Direxion Daily Financial Bear 3X Shares

Direxion Daily Technology Bull 3X Shares

Direxion Daily Technology Bear 3X Shares

Direxion Daily MSCI Real Estate Bull 3X Shares

Direxion Daily MSCI Real Estate Bear 3X Shares

Direxion Daily 7-10 Year Treasury Bull 3X Shares

Direxion Daily 7-10 Year Treasury Bear 3X Shares

Direxion Daily 20+ Year Treasury Bull 3X Shares

Direxion Daily 20+ Year Treasury Bear 3X Shares

Direxion Daily Healthcare Bull 3X Shares

Direxion Daily Retail Bull 3X Shares

Direxion Daily Semiconductor Bull 3X Shares

Direxion Daily Semiconductor Bear 3X Shares

Direxion Daily Gold Miners Index Bull 2X Shares

Direxion Daily Gold Miners Index Bear 2X Shares

Direxion Daily Russia Bull 2X Shares

Direxion NASDAQ-100® Equal Weighted Index Shares

Direxion Daily MSCI South Korea Bull 3X Shares

Direxion Daily MSCI Brazil Bull 2X Shares

Direxion Daily Junior Gold Miners Index Bull 2X Shares

Direxion Daily Junior Gold Miners Index Bear 2X Shares

Direxion Daily FTSE Europe Bull 3X Shares

Direxion Daily S&P 500®Bull 2X Shares

Direxion Daily CSI 300 China A Share Bull 2X Shares

Direxion Daily CSI 300 China A Share Bear 1X Shares

Direxion Daily S&P Biotech Bull 3X Shares

Direxion Daily S&P Biotech Bear 3X Shares

Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 2X Shares

Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 2X Shares

Direxion Daily Homebuilders & Supplies Bull 3X Shares

Direxion Daily Regional Banks Bull 3X Shares

Direxion Daily S&P 500® Bear 1X Shares

Direxion Daily CSI China Internet Index Bull 2X Shares

Direxion Auspice Broad Commodity Strategy ETF

Direxion BCS Fund, Ltd.

Direxion Daily MSCI Mexico Bull 3X Shares

Direxion Daily Utilities Bull 3X Shares

Direxion Daily Industrials Bull 3X Shares

Direxion Daily Transportation Bull 3X Shares

Direxion Daily Aerospace & Defense Bull 3X Shares

Direxion Daily Pharmaceutical & Medical Bull 3X Shares

Direxion Daily Robotics, Artificial Intelligence & Automation Index Bull 2X Shares

Direxion Daily Consumer Discretionary Bull 3X Shares

Direxion Russell 1000 Value Over Growth ETF

Direxion Russell 1000 Growth Over Value ETF

Direxion Daily S&P 500®High Beta Bull 3X Shares

Direxion Daily S&P 500® High Beta Bear 3X Shares

Direxion Daily Dow Jones Internet Bull 3X Shares

Direxion Daily Dow Jones Internet Bear 3X Shares

Direxion MSCI USA ESG - Leaders vs. Laggards ETF

Direxion S&P 500® High minus Low Quality ETF

Direxion Flight to Safety Strategy ETF

Direxion FTS Fund, Ltd.

Direxion Work From Home ETF

Direxion High Growth ETF

Direxion Fallen Knives ETF

Direxion Dynamic Hedge ETF

Direxion Connected Consumer ETF

Direxion Moonshot Innovators ETF

Direxion World Without Waste ETF

Direxion Daily Cloud Computing Bull 2X Shares

Direxion Daily Cloud Computing Bear 2X Shares

Direxion Hydrogen ETF

Direxion Daily Travel & Vacation Bull 2X Shares

Direxion Daily 5G Communications Bull 2X Shares

Direxion Low Priced Stock ETF

Direxion Daily Global Clean Energy 2X Shares

Direxion Daily Select Large Caps & FANGs Bull 2X Shares

Direxion Daily US Infrastructure Bull 2X Shares

Direxion Nanotechnology ETF

Direxion Daily Aviation Bull 2X Shares

Direxion Daily Oil Services Bull 2X Shares

Direxion Daily Metal Miners Bull 2X Shares

Direxion Daily Software Bull 2X Shares

Direxion Daily FinTech Bull 2X Shares

Direxion mRNA ETF

Direxion Digital Advertising ETF

Direxion Internet Infrastructure ETF

Direxion Daily S&P 500® Equal Weight Bull 2X Shares

Direxion Daily TIPS Bull 2X Shares

Direxion Daily TIPS Bear 2X Shares

Direxion Breakfast Commodities Strategy ETF

Direxion Coffee Strategy ETF

Direxion Copper Strategy ETF

Direxion Daily Electric and Autonomous Vehicles Bull 2X Shares

Direxion Daily AAPL Bull 1.5X Shares

Direxion Daily AAPL Bear 1X Shares

Direxion Daily TSLA Bull 1.5X Shares

Direxion Daily TSLA Bear 1X Shares

Direxion Daily AMZN Bull 1.5X Shares

Direxion Daily AMZN Bear 1X Shares

Direxion Daily GOOGL Bull 1.5X Shares

Direxion Daily GOOGL Bear 1X Shares

Direxion Daily META Bull 1.5X Shares

Direxion Daily META Bear 1X Shares

Direxion Daily MSFT Bull 1.5X Shares

Direxion Daily MSFT Bear 1X Shares